Exhibit 99.1
JLL Income Property Trust
Acquires Tuscaloosa Alabama Shopping Center

Chicago (August 27, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $7 billion in portfolio equity and debt investments, announced the acquisition of Midtown Village, a retail shopping center in Tuscaloosa, Alabama for a purchase price of approximately $94 million.

The property is an open-air retail center totaling approximately 345,000 square feet and is leased to a mix of seasoned necessity anchor tenants as well as complementary apparel, food, and service tenants, with a weighted average lease term of 16+ years. The center is strategically located on the corner of Tuscaloosa’s primary commercial intersection and is one of the most visited retail shopping centers in the state, with over 5.7 million annual visits. It is also located 1.5 miles from the University of Alabama’s main campus and within one mile of DCH Regional Medical Center, Tuscaloosa’s largest regional hospital, providing additional demand drivers.

“Midtown Village offers an attractive enhancement to our retail portfolio,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “The enduring demand of this strong tenant roster supports stable operating performance, and the center is well positioned in a thriving submarket with proven traffic. With retail construction and vacancies declining nationally, we anticipate this continued supply-demand imbalance to drive returns for the sector as a whole.”

Retail real estate has been a mainstay in the JLL Income Property Trust portfolio since its inception in 2012. With the addition of this investment, grocery-anchored and necessity-driven retail investments comprise 13% of the total $7 billion portfolio, with approximately $900 million in assets across 22 open-air shopping centers.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),

JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.

LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages US$86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results

This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com